                                   EXHIBIT 21


                                  SUBSIDIARIES





                  The following are wholly-owned subsidiaries of World Wireless Communications, Inc.

                                                                 State of
                  Name                                        Incorporation
                  ----                                        -------------

Digital Radio Communications Corporation                         Utah

ECA Electronic Contract Assembly, Inc.                           Nevada

EMA Corporation*                                                 Utah

DEM-Tronics, Inc.*                                               Utah











*Subsidiary of Digital Radio Communications Corporation